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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Airgas, Inc.

We consent to the inclusion of our report in the registration statement on Form S-4 of Airgas, Inc. of our report dated February 12, 1997, with respect to the balance sheets of Carbonic Industries Corporation as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and to the reference to our firm under the heading "Experts" in the proxy.




                                            OSBURN, HENNING AND COMPANY

Orlando, Florida
April 18, 1997